Exhibit 23.1

PETERSON & CO.

CERTIFIED PUBLIC ACCOUNTANTS

A Partnership of Professional Corporations

Richard E. Evans • Thomas J. Brady • Teofilo C. Reynoso • David W. Cortney • James Anthony Ande

CONSENT OF INDEPENDENT ACCOUNTANTS'

The Board of Directors

Composite Solutions, Inc. and Subsidiaries

3252 Holiday court, Suite 206

La Jolla, California 92037-1808

As the independent public accountants' for Composite Solutions, Inc. and Subsidiaries, we hereby consent to the incorporation of this Quarterly Report on Form 10-QSB of Composite Solutions, Inc., our report dated August 20, 2002, regarding the June 30, 2002 and 2001, consolidated financial statements.  We also consent to all other references to our company included in this annual report.

/s/ Peterson & Co.

Peterson & Co.

Peterson & Co.

3655 Nobel Drive, Suite 500

San Diego, California 92122-1089

3655 Nobel Drive, Suite 500, San Diego, California 92122 • Phone (858) 597-4100 • Fax (858) 597-4111

San Diego • Ramona

E-mail: info@petersonco.com • Web site: www.petersonco.com

Members: American Institute of Certified Public Accountants • California Society of Public Accountants